Exhibit 99.1

FOR IMMEDIATE RELEASE

Tutor Perini Corporation Announces Q2 2012 Results

•	Revenues increase to $985.3 million, compared to $819.9 million in Q2 2011; Backlog remains strong at $5.9 billion

•	Net loss of $348.4 million and $7.35 diluted loss per share, including non-cash after tax goodwill and intangible asset impairment charge of $355.9 million

•	Net income excluding impairment charge was $7.5 million, compared to $19.7 million in Q2 2011

•	2012 diluted EPS guidance reduced to a range of $1.50 to $1.70, excluding discrete charges

Sylmar, CA – August 6, 2012 - Tutor Perini Corporation (NYSE: TPC) (the “Company”), a leading civil and building construction company, today reported results for the second quarter ended June 30, 2012.

Second Quarter and Six Month Results
The Company’s second quarter and six month results were impacted by a significant non-cash charge recorded during the period.  This charge was the result of several factors that required a write-down of the Company’s goodwill and intangible assets to their fair values. Those factors included a sustained decrease in the Company’s stock price, deterioration in broader market conditions including recent stock market volatility, and a delay in the timing of projected cash flows for three of the Company’s operating segments, caused by delays in the timing of the award and start of new work.  This impairment charge does not impact the Company’s overall business operations, cash balances or operating cash flows.

Revenues from construction operations were $985.3 million for the second quarter of 2012, compared to $819.9 million for the second quarter of 2011, an increase of 20%. Including the after-tax impairment charge of $355.9 million, the Company recorded a net loss of $348.4 million, or $7.35 diluted loss per share, for the second quarter of 2012, compared to net income of $19.7 million, or $0.41 diluted earnings per share for the second quarter of 2011.  Excluding the impairment charge, second quarter 2012 net income and diluted earnings per share were $7.5 million and $0.16, respectively. Net income and diluted earnings per share excluding the impairment charge and certain other discrete charges are non-GAAP measures defined elsewhere in this press release and are reconciled to GAAP measures in the financial tables attached hereto.

Revenues from construction operations were $1.9 billion for the first six months of 2012, compared to $1.4 billion for the first six months of 2011, an increase of 32%. Including the after-tax impairment charge of $355.9 million, discrete tax expense adjustments of $3.6 million related to stock-based compensation, and an after-tax loss on the sale of certain auction rate securities of $1.6 million, the Company recorded a net loss of $349.6 million, or $7.38 diluted loss per share, for the first six months of 2012, compared to net income of $26.6 million, or $0.56 diluted earnings per share for the first six months of 2011.  Excluding the impairment charge and other discrete items recognized during the first quarter of 2012, net income and diluted earnings per share for the first six months of 2012 were $11.6 million and $0.24, respectively.

Revenues from construction operations increased during the second quarter and first six months of 2012 primarily due to the contributions from prior year acquisitions, partially offset by the substantial completion of several successful large Building and Civil public works and hospitality and gaming projects in 2011.  The decrease in net income was due to several factors including the decline in volume for the substantial completion of several successful large Building and Civil public works projects in 2011, the current under absorption of the Company’s general and administrative expenses, particularly in the Building segment as it is starting up several high quality pending award and prospect projects led by the recently announced Hudson Yards project, and an unfavorable change in the new work margin mix.  This decrease was partially offset by contributions from prior year acquisitions.

At June 30, 2012, working capital was $591.6 million, an increase of $34.8 million from $556.8 million at December 31, 2011. On August 2, 2012, the Company amended its existing credit agreement to modify the financial covenants under agreement to allow for more favorable ratios for the Company.  In conjunction with the amendment, the Company obtained a waiver of compliance with the covenants of the credit agreement for the period ended June 30, 2012 as the Company would otherwise have been out of compliance with certain ratios due to the impairment charge, current debt levels, and lower than expected income from operations.  The Company believes its financial position and credit arrangements are sufficient to support the Company’s current backlog and anticipated new work.

Backlog at $5.9 billion
The backlog of uncompleted construction work at June 30, 2012 was $5.9 billion, consistent with backlog reported at March 31, 2012 and a decrease of $0.2 billion from $6.1 billion reported at December 31, 2011. Revenues earned during the second quarter offset the new awards and adjustments to contracts in process which added $0.9 billion.  Additions to new work during the second quarter of 2012 include a $178 million courthouse in Florida, a $99 million electrical subcontract for a civil infrastructure project on the west coast, a $95 million hospitality project in Nevada, and a $94 million task order contract for the U.S. Army Corps of Engineers for the construction of three electrical substations and transmission lines in Afghanistan.

Outlook
Ongoing economic and political conditions have negatively affected the timing of award and start of new work opportunities.  In light of these delays, the Company is updating its guidance: for 2012 revenues, guidance is reduced from a range of $4.5 to $5.0 billion to an estimated range of $4.0 to $4.5 billion; for diluted earnings per share, excluding the impairment charge and other discrete items noted above, from a range of $2.10 to $2.30 per share to an estimated range of $1.50 to $1.70 per share.

Ronald Tutor, Chairman and CEO, said: “Notwithstanding these negative conditions, we have been experiencing an unprecedented and highly encouraging inflow of large new work opportunities, particularly in our Civil Group, which we expect will provide stable profit and cash flow streams for the next several years.  Our backlog remains strong at $5.9 billion, and we are pleased with the strength of ongoing contributions from recent acquisitions, particularly in our Specialty Contractors segment.  We look forward to capturing our share of the large-scale work bidding during the second half of 2012.”

Non-GAAP Measurements
To supplement our unaudited consolidated financial statements presented based on accounting principles generally accepted in the United States of America (“GAAP”), we sometimes use non-GAAP measures of income from operations, net income, earnings per share and other measures that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The Company is providing these measures to provide additional information to facilitate the comparison of past and present operations, and they are among the indicators management uses as a basis for evaluating its financial performance as well as for forecasting future periods. For these reasons, management believes these non-GAAP measures can be useful operating performance measures to be considered by investors, potential investors and others.  These measures are not intended to replace the presentation of our financial results in accordance with GAAP, and they may not be comparable to other similarly titled measures of other companies.  A table reconciling reported loss from construction operations, net loss, and diluted loss per share under GAAP to income from operations, net income and diluted earnings per share in 2012, excluding discrete items, is attached.  Included in discrete items are the impacts of: (i) the $355.9 million after-tax impairment charge, (ii) $3.6 million of discrete tax expense items related to an increase in unrecognized tax benefits and an adjustment, both associated with certain stock-based compensation items identified during the first quarter of 2012, and (iii) a $1.6 million after-tax realized loss on the sale of auction rate securities in the first quarter of 2012.

2nd Quarter Conference Call
The Company will host a conference call at 1:30 PM Pacific Time on Monday, August 6, 2012, to discuss the second quarter 2012 results. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (800) 299-0148 and enter the pass code 68569324. International callers should dial (617) 801-9711 and enter the pass code 68569324.

If you are unable to participate in the call at this time, a replay will be available on Monday, August 6, 2012 at 3:30 PM Pacific Time, through Monday, August 13, 2012. To access the replay, dial (888) 286-8010 and enter the replay code 95020302. International callers should dial (617) 801-6888 and enter the replay code 95020302.

About Tutor Perini Corporation
Tutor Perini Corporation is a leading civil and building construction company offering diversified general contracting and design/build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including excavation, concrete forming and placement, steel erection, electrical and mechanical services, plumbing and HVAC. We are known for our major complex building project commitments as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. The Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's ability to successfully and timely complete construction projects; the Company’s ability to win new contracts and convert backlog into revenue; the Company’s ability to realize the anticipated economic and business benefits of its acquisitions and its strategy to assemble and operate a Specialty Contractors business segment; the potential delay, suspension, termination, or reduction in scope of a construction project; the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects and the impact of changing economic conditions on federal, state and local funding for infrastructure projects; possible changes or developments in international or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 2, 2012. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Tutor Perini Corporation (NYSE)
Summary of Consolidated Operations
(Unaudited)
(In thousands, except per share data)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2012	2011	2012	2011

Revenues	$985,346	$819,858	$1,897,880	$1,435,147

Cost of Operations	898,285	732,648	1,724,660	1,285,474

Gross Profit	87,061	87,210	173,220	149,673

General and Administrative Expenses	64,661	50,175	133,857	94,125

Goodwill and Intangible Asset Impairment	376,574	-	376,574	-

(LOSS) INCOME FROM CONSTRUCTION OPERATIONS	(354,174)	37,035	(337,211)	55,548

Other Income (Expense), net	1,082	1,232	(1,226)	785
Interest Expense	(10,603)	(7,252)	(21,685)	(14,407)

(Loss) Income before Income Taxes	(363,695)	31,015	(360,122)	41,926

Benefit (Provision) for Income Taxes	15,272	(11,321)	10,496	(15,303)

NET (LOSS) INCOME	$(348,423)	19,694	$(349,626)	$26,623

BASIC (LOSS) EARNINGS PER COMMON SHARE	$(7.35)	0.42	$(7.38)	$0.56

DILUTED (LOSS) EARNINGS PER COMMON SHARE	$(7.35)	0.41	$(7.38)	$0.56

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	47,434	47,183	47,382	47,142
Effect of Dilutive Stock Options and Restricted Stock Units Outstanding	-	776	-	769

DILUTED	47,434	47,959	47,382	47,911

	June 30,	December 31,
	2012	2011

Total assets	$3,176,572	$3,613,127
Working capital	$591,635	$556,800
Long-term debt, less current maturities	$625,297	$612,548
Stockholders' equity	$1,056,451	$1,399,827

Tutor Perini Corporation (NYSE)
Selected Segment Information
(Unaudited)
(In thousands)

	Reportable Segments
			Specialty	Management				Consolidated
	Building	Civil	Contractors	Services	Totals	Corporate		Total
Three Months Ended June 30, 2012
Total Revenues	$331,924	$327,072	$275,902	$64,773	$999,671	$-		$999,671
Elimination of intersegment revenues	(1,664)	(3,376)	-	(9,285)	(14,325)	-		(14,325)
Revenues from external customers	330,260	323,696	275,902	55,488	985,346	-		985,346
Income from Construction Operations
Before Impairment Charge	(14,487)	25,762	19,868	1,852	32,995	(10,595	) *	22,400
Impairment Charge	(282,608)	(65,503)	(11,489)	(16,974)	(376,574)	-		(376,574)
Total	(297,095)	(39,741)	8,379	(15,122)	(343,579)	(10,595)		(354,174)

Three Months Ended June 30, 2011
Total Revenues	$529,004	$148,304	$87,200	$78,440	$842,948	$-		$842,948
Elimination of intersegment revenues	(3,842)	(1,840)	-	(17,408)	(23,090)	-		(23,090)
Revenues from external customers	525,162	146,464	87,200	61,032	819,858	-		819,858
Income from Construction Operations	23,575	14,875	1,754	6,519	46,723	(9,688	) *	37,035

	Reportable Segments
			Specialty	Management				Consolidated
	Building	Civil	Contractors	Services	Totals	Corporate		Total
Six Months Ended June 30, 2012
Total Revenues	$674,963	$577,661	$543,638	$132,885	$1,929,147	$-		$1,929,147
Elimination of intersegment revenues	(3,909)	(4,592)	(298)	(22,468)	(31,267)	-		(31,267)
Revenues from external customers	671,054	573,069	543,340	110,417	1,897,880	-		1,897,880
Income from Construction Operations
Before Impairment Charge	(23,384)	42,604	39,616	3,738	62,574	(23,211	) *	39,363
Impairment Charge	(282,608)	(65,503)	(11,489)	(16,974)	(376,574)	-		(376,574)
Total	(305,992)	(22,899)	28,127	(13,236)	(314,000)	(23,211)		(337,211)

Six Months Ended June 30, 2011
Total Revenues	$894,487	$276,952	$178,885	$124,475	$1,474,799	$-		$1,474,799
Elimination of intersegment revenues	(8,705)	(5,443)	-	(25,504)	(39,652)	-		(39,652)
Revenues from external customers	885,782	271,509	178,885	98,971	1,435,147	-		1,435,147
Income from Construction Operations	34,827	27,927	2,682	9,160	74,596	(19,048	) *	55,548

*	Consists primarily of corporate general and administrative expenses.

Tutor Perini Corporation (NYSE)
Selected Backlog Information
(Unaudited)
(In millions)

	Backlog at December 31, 2011	New Business Awarded (1)	Revenues Recognized	Backlog at June 30, 2012
Building	$2,248.9	$608.7	$(671.1)	$2,186.5
Civil	2,222.2	254.5	(573.1)	1,903.6
Specialty Contractors	1,371.5	641.0	(543.3)	1,469.2
Management Services	265.7	140.3	(110.4)	295.6
Total	$6,108.3	$1,644.5	$(1,897.9)	$5,854.9

(1)	New business awarded consists of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing changes.

Tutor Perini Corporation (NYSE)
Reconciliation of Non-GAAP Measures
(Unaudited)
(In thousands, except per share data)

	Reportable Segments
			Specialty	Management	Consolidated
	Building	Civil	Contractors	Services	Total (1)
Three Months Ended June 30, 2012
Income from Construction Operations As reported	(297,095)	(39,741)	8,379	(15,122)	(354,174)
Plus impairment charge	282,608	65,503	11,489	16,974	376,574
Total, excluding discrete items	(14,487)	25,762	19,868	1,852	22,400

	Reportable Segments
			Specialty	Management	Consolidated
	Building	Civil	Contractors	Services	Total (1)
Six Months Ended June 30, 2012
Income from Construction Operations As reported	(305,992)	(22,899)	28,127	(13,236)	(337,211)
Plus impairment charge	282,608	65,503	11,489	16,974	376,574
Total, excluding discrete items	(23,384)	42,604	39,616	3,738	39,363

(1)	Consolidated total includes corporate and other general and administrative expenses not impacted by the impairment charge.

Tutor Perini Corporation (NYSE)
Reconciliation of Non-GAAP Measures
(Unaudited)
(In thousands, except per share data)

	For the three months ended June 30, 2012	For the six months ended June 30, 2012

Reported Net Loss	$(348,423)	$(349,626)
Plus: Impairment charge	376,574	376,574
Less: Tax benefit provided on impairment charge	(20,653)	(20,653)
Plus: Realized loss on sale of investments	-	2,699
Less: Tax benefit provided on realized loss	-	(1,057)
Plus: Discrete tax adjustments	-	3,649
Net Income, excluding discrete items	$7,498	$11,586

Reported diluted earnings per common share	$(7.35)	$(7.38)
Plus: Impairment charge	7.51	7.51
Plus: Discrete tax adjustments	-	0.08
Plus: Realized loss on sale of investments	-	0.03
Diluted earnings per common share, excluding discrete items	$0.16	$0.24

CONTACT:	Kekst and Company
Douglas Kiker, 212-521-4800
Or
Tutor Perini Corporation
Michael Kershaw, 818-362-8391
Executive Vice President, Chief Financial Officer